UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

MINIM, INC.

(Exact name of registrant as

specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street, Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Preferred Stock, $0.01 par value	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2024, the shareholders of Minim, Inc., a Delaware corporation (the “Company”), ratified the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, filed on January 26, 2024, designating 2,000,000 shares of preferred stock, $.01 par value per share, as “Series A Preferred Stock” (the “Series A”). Each share of Series A shall be convertible, at the option of the holder, into 1.4 shares of common stock of the Company, $.01 par value per share, and vote on an “as-if-converted” basis and shall have full ratchet protection in any subsequent offerings. The description of the Certificate of Designation above does not purport to be complete. For more information regarding it, please see the complete filing attached hereto as Exhibit 3.1. Exhibit .1 should be reviewed in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 26, 2024, the Company held a special meeting of stockholders. At this meeting, the following actions were voted on and approved:

(1) (i) the issuance of shares of our common stock, par value $0.01 per share (“Common Stock”) upon conversion of Series A Preferred Stock or exercise of the Warrants to be issued at Closing of the Purchase Agreement, which conversions or exercise would result in a “change of control” of the Company under the applicable rules of Nasdaq; (ii) an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the increase in authorized shares of Preferred Stock to 10,000,000; (iii) the Certificate of Designation of the rights and privileges of the Series A Preferred Stock of 2,000,000 shares; and (iv) an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock, at a ratio of 1-for-3, with the effective time of the reverse stock split to be determined by our Board of Directors.

(2) an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove from the Company’s Certificate of Incorporation and By-Laws any limitations on adopting shareholder resolutions via majority without holding a shareholders meeting.

A quorum was present through proxy and in person. All actions were approved by the shareholders, including the adjournment of the meeting. The results of the voting can be found on Exhibit 99.1, the Final Report of the Inspector of Election.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of the Series A Preferred Stock, dated February 29, 2024, filed with the Secretary of State of the State of Delaware.
99.1	Final Report of the Inspector of Election, dated February 27, 2024.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINIM, INC.

Date: March 1, 2024	By:	/s/ Jeremy Hitchcock
Jeremy Hitchcock
Chief Executive Officer